UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, the Board of Directors of Bioanalytical Systems, Inc. (the “Company”) unanimously elected Wendy Perrow as an independent, Class II director. Ms. Perrow’s term will expire with the terms of the other Class II directors at the 2017 annual meeting of shareholders. The Board of Directors also appointed Ms. Perrow as a member of the Compensation Committee.

As a director of the Company, Ms. Perrow will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 29, 2015. This compensation generally consists of cash payments (annual cash retainers and board and committee meeting fees) and such stock option awards as may be granted from time to time.

A copy of the press release announcing the election of Ms. Perrow is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated December 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: December 15, 2015	By:	/s/ Jeffrey Potrzebowski
Jeffrey Potrzebowski Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 14, 2015.